Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Diamond Resorts International, Inc.

Las Vegas, Nevada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the consolidated financial statements of Diamond Resorts Parent, LLC and subsidiaries; our report dated August 6, 2012, relating to the consolidated financial statements of Pacific Monarch Resorts, Inc. (Debtor-in-Possession), and our report dated May 6, 2013, relating to the combined financial statements of Resort Services Group, LLC, Monarch Grand Vacations Management, LLC, Monarch Owner Services, LLC, and Monarch Owner Services, Inc., which are contained in that Prospectus. Our report relating to Pacific Monarch Resorts, Inc. (Debtor-in-Possession) contains an explanatory paragraph regarding its ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP Las Vegas, Nevada June 13, 2013